Exhibit 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United States Filter Corporation of our report dated June 13, 1996 relating to the consolidated financial statements of Davis Water & Waste Industries, Inc. which appears in the Current Report on Form 8-K of United States Filter Corporation dated November 8, 1996.


          Price Waterhouse LLP
          Atlanta, Georgia
          November 8, 1996